UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: August 3, 2004

(Date of earliest event reported)

LOUD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16220 Wood-Red Road, N.E. Woodinville, Washington 98072
(Address of principal executive offices, including zip code)

(425) 892-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.   Other Events.

On August 3, 2004,  Sun Mackie, LLC, Randolph Street Partners V, and H.I.G. Sun Partners, Inc. have collectively converted $4.8 million of debt and interest owed by the Company to these parties into 2,480,155 newly issued shares of the Company’s Common Stock.  A valuation of $1.95 per share was used for the conversion of the debt and interest.  Following the conversion, the Company is released from all obligations and liabilities under the Subordinated Promissory Notes dated March 31, 2003 previously executed with each respective party.

Item 7.   Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Exhibit Description

10.19	Exchange Agreement dated August 3, 2004, among LOUD Technologies Inc., Sun Mackie, LLC, Randolph Street Partners V, and H.I.G. Partners, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2004	LOUD Technologies Inc.

	By:	/s/ James T. Engen
James T. Engen
Chief Executive Officer and President